UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2008
GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
Montana
(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)
000-18911	81-0519541
49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (406) 756-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 7.01	Regulation FD Disclosure
     On November 19, 2008, Glacier Bancorp Inc. (the “Company”) announced that D.A. Davidson & Co. and Keefe, Bruyette & Woods, Inc., as underwriters in the Company’s public offering of 5,500,000 shares of common stock, have fully exercised their over-allotment option to purchase an additional 825,000 shares. The Company also announced settlement of the offering, generating net proceeds to the Company, after underwriting discounts and estimated expenses, of approximately $94 million. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
     In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements: None
(b) Pro Forma Financial Information: None
(c) Shell Company Transactions: None
(d)	Exhibits.
99.1	Press Release, dated November 19, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2008	GLACIER BANCORP, INC.
	By:	/s/ Michael J. Blodnick
Michael J. Blodnick
President and Chief Executive Officer

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